AGREEMENT AND PLAN OF DISTRIBUTION, CONTRIBUTION AND MERGER


         This Agreement and Plan of Distribution, Contribution and Merger (the "Agreement") is made this 26th day of June, 1998, by and among Moll PlastiCrafters Limited Partnership, a Delaware limited partnership ("Moll LP"), Moll PlastiCrafters Inc. (Del), a Delaware corporation ("MPI"), Montero, Inc., a Delaware corporation ("Montero"), Textek Plastics, Inc., a Texas corporation ("Textek"), AMM Holdings, Inc. (f/k/a Anchor Acquisition Co.), a Delaware corporation ("AMM Holdings"), Anchor Advanced Products, Inc., a Delaware corporation ("Anchor"), Anchor Holdings, Inc., a Delaware corporation ("Anchor Holdings"), Moll Industries, LLC, a Delaware limited liability company (the "French Parent"), Moll Plastics SARL (the "SARL"), Moll Industries Germany, LLC (f/k/a Moll PlastiCrafters, LLC), a Delaware limited liability company (the "German Parent"), George T. Votis ("G. Votis"), Charles B. Schiele ("Schiele"), Anastasios Votis ("A. Votis"), S&R Fownes Corp., a Delaware corporation ("Fownes Corp."), Richard P. Fackler ("Fackler"), John Moravec ("Moravec"), Grant Wilson ("Wilson"), William DeBrule ("DeBrule") and Yehochai Schneider ("Schneider").


                                  Introduction
                                  ------------

         The parties own the following equity interests:

         (a) with respect to Moll LP, (i) MPI owns a 62.315% partnership interest, (ii) Textek, the sole general partner of Moll LP, owns a 27.685% partnership interest, and (iii) Montero owns a 10% partnership interest, all in accordance with the Moll PlastiCrafters Limited Partnership Third Restated Limited Partnership Agreement dated as of September 25, 1995, as amended from time to time (the "Moll LP Agreement");

         (b) with respect to Textek, (i) it has issued a $15.6 million promissory note held by Textek Plastics, LLC (the "Textek Note") and (ii) it has issued and outstanding the following capital stock: 88.7336 shares of common stock owned by G. Votis and 11.2664 shares of common stock owned by Fackler (the "Fackler Textek Interest");

         (c) with respect to Reliance Products Limited Partnership, a Delaware limited partnership ("Reliance LP"), (i) Moll LP owns a 69% Class B limited partnership interest ("Moll's Reliance Interest"), (ii) VF Investments Corporation, a Delaware corporation ("VFIC") owns a 28% Class A preferred partnership interest, (iii) Montero owns a 72% Class A preferred partnership interest, (iv) Reliance Products, Inc., a Delaware corporation and the sole general partner of Reliance LP ("RPI"), owns a 1% Class B partnership interest and (v) Fownes Corp. and Renaissance Plastics, Inc., a Delaware corporation ("Renaissance"), each own a 15% Class B partnership interest, all in accordance with the First Amended and Restated Agreement of

Limited Partnership of Reliance Products Limited Partnership dated December 11, 1996 (the "Reliance LP Agreement");

         (d) AMM Holdings owns all of the issued and outstanding capital stock of Anchor Holdings, and Anchor Holdings owns all of the issued and outstanding capital stock of Anchor;

         (e) with respect to AMM Holdings, (i) it has issued the following notes: (A) $6.3 million promissory note issued to VF Anchor, LLC (the "First Redemption Note") and (B) $50,000 promissory note issued to Fackler for the redemption of his AMM Holdings capital stock (the "AMM Redemption Note") pursuant to that certain Take-Out Agreement dated June 9, 1998 by and among G. Votis, Fackler and the other companies which are signatory thereto (the "Fackler Take-Out Agreement"), and (ii) it has issued and outstanding the following capital stock: 575 shares of common stock, $.01 par value, owned as follows: 50 shares each owned by Schiele, Fownes Corp., and A. Votis and 425 shares owned by
G. Votis;

         (f) with respect to the French Parent, (i) pursuant to the terms of its Operating Agreement dated December 30, 1997 (the "French Parent Agreement"), membership interests are held by (A) Moll LP, with respect to which all distributions are to be made, other than the French Distributions (as defined in the French Parent Agreement) and (B) individual members, G. Votis, Fackler, DeBrule, Moravec, Schneider, Wilson and A. Votis, who have the sole right to receive the French Distributions; and (ii) pursuant to the Fackler Take-Out Agreement, G. Votis holds an option to acquire all of Fackler's membership interests in the French Parent (the "Votis Option"); and

         (g) with respect to the SARL, all of the equity interests are owned (i) 99% by Moll Plastics, LLC, a Delaware limited liability company ("Moll Plastics") which is owned 100% by the French Parent, and (ii) 1%, in the aggregate by G. Votis, A. Votis, Moravec, DeBrule, Schneider and Wilson.

         (h) with respect to the German Parent, all of its issued and outstanding membership interests are held by Moll LP.

         Pursuant to the terms of this Agreement, the parties hereto wish to effectuate (i) the distribution of Moll's Reliance Interest to MPI and Montero (the "Reliance LP Spin-Off") and (ii) a reorganization (the "Reorganization") of the capital structures of Moll LP, Anchor and Anchor Holdings whereby, among other things, Moll LP and Anchor will merge with Anchor surviving and changing its name to Moll Industries, Inc. The Reliance LP Spin-Off and the Reorganization will be accomplished in accordance with the terms of this Agreement by means of the distribution, contributions and mergers set forth herein. DeBrule, Moravec, Schneider and Wilson are shareholders in Montero and will hold their equity interests after the Reorganization solely through Montero and not individually.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

         1. Reliance LP Spin-Off. In order to effectuate the Reliance LP Spin-Off, Moll LP hereby distributes, effective as of the Effective Time (as hereinafter defined), its 69% Class B limited partnership interest in Reliance LP, 90% to MPI and 10% to Montero, in partial redemption of MPI's and Montero's respective limited partnership interests in Moll LP. As a result of the Reliance LP Spin-Off, MPI will hold 62.1% and Montero will hold 6.9% percent of the Class B limited partnership interests in Reliance LP which were formerly held by Moll LP. Moll LP hereby directs RPI, as the general partner of Reliance LP, to amend Exhibit A to the Reliance LP Agreement, in order to reflect the foregoing Reliance LP Spin-Off. MPI and Montero hereby agree to pledge at the Effective Time to Bank of America National Trust and Savings Association, successor by merger to Bank of America Illinois the interests they have hereby acquired in Reliance LP, consistent with a similar superseded pledge given by Moll LP with respect to such interests.

         2. Basic Steps of the Reorganization. Each party agrees with respect to its applicable equity interest described in the following basic steps of the Reorganization that each of the steps will be deemed to have occurred simultaneously effective as of the Effective Time:

         (a) Montero contributes all of its partnership interest in Moll LP to AMM Holdings in return for cash and stock of AMM Holdings. Montero continues to hold its 6.9% Class B limited partnership interest in Reliance LP, which it acquired as a result of the Reliance LP Spin-Off.

         (b) Textek is merged with and into AMM Holdings, with AMM Holdings surviving, as set forth in more detail in Section 3(a) of this Agreement. All of Textek's outstanding capital stock is canceled, and Fackler receives 6% of the capital stock of AMM Holdings in exchange for his Fackler Textek Interest and G. Votis also receives capital stock of AMM Holdings.

         (c) MPI contributes all of its partnership interest in Moll LP to AMM Holdings in return for cash and stock of AMM Holdings. MPI continues to hold its 62.1% Class B limited partnership interest in Reliance LP, which it acquired as a result of the Reliance LP Spin-Off.

         (d) G. Votis exercises the Votis Option and acquires Fackler's membership interests in the French Parent.

         (e) All membership interests in the French Parent not held by Moll LP are canceled for no additional consideration.

         (f) G. Votis, A. Votis, Moravec, Wilson, DeBrule and Schneider contribute their respective minority equity interests in the SARL to AMM Holdings for no additional consideration.

         (g) AMM Holdings (into which Textek has been merged) contributes all of its equity interests in the following companies to Anchor Holdings, subject to the First Redemption Note, and Anchor Holdings contributes all of such assets to Anchor, which assumes sole liability under the First Redemption Note:

             (i)      Moll LP;

             (ii)     SARL; and

             (iii)    French Parent.

         (h) Moll LP is merged with and into Anchor with Anchor surviving, as set forth in more detail in Section 3(b) of this Agreement. All of the equity interests in Moll LP held by Anchor are canceled.

         (i) German Parent is merged with and into Anchor with Anchor surviving, as set forth in more detail in Section 3(b) of this Agreement.

         (j) Anchor transfers and assigns its 1% interest in the SARL to the French Parent.

         3.  Mergers.
             -------

         (a) AMM Holdings.
             ------------

             (i) Merger. In accordance with the provisions of this Agreement,
Section 252 of the General Corporation Law of the State of Delaware (the "Delaware Statute"), and Articles 5.01 and 5.03 through 5.06 of the Texas Business Corporation Act (the "Texas Statute"), at the AMM Holdings Merger Effective Time (as hereinafter defined) (A) Textek shall be merged with and into AMM Holdings, (B) the separate existence of Textek shall thereupon cease, and
(C) AMM Holdings shall continue to exist and shall be the surviving corporation in the merger (the "AMM Holdings Merger").

             (ii) Effective Time. The AMM Holdings Merger shall become effective on the later to occur of (A) the filing of a Certificate of Merger, in substantially the form of Exhibit A hereto (the "AMM Holdings Merger Certificate"), with the Secretary of State of Delaware as provided in Section 252 of the Delaware Statute or (B) the filing of Articles of Merger, in substantially the form of Exhibit B hereto (the "AMM Holdings Merger Articles"), with the Secretary of State of Texas as provided in Article 5.04 of the Texas Statute, or on such subsequent date as is set forth in the AMM Holdings Merger Certificate and the AMM Holdings Merger Articles (the "AMM Holdings Merger Effective Time"). AMM Holdings, the surviving corporation, and (to the extent required) Textek agree to execute and deliver the AMM Holdings Merger Certificate and the AMM Holdings
                                       4

Merger Articles simultaneously herewith and to cause the AMM Holdings Merger Certificate and the AMM Holdings Merger Articles to be filed promptly hereafter, together with the Anchor Merger Certificate (as hereinafter defined).

             (iii) Effect of the AMM Holdings Merger. At and after the AMM Holdings Merger Effective Time, AMM Holdings, as the surviving corporation, shall possess all of the estate, property, rights, privileges, powers and franchises of each of the constituent corporations; and all of the property, real, personal and mixed, and all the debts due on whatever account to each of the constituent corporations, as well as all other choses in action belonging to each of the constituent corporations, shall be transferred to and vested in AMM Holdings without further act or deed, and all claims, demands, property and other interest shall be the property of AMM Holdings, and the title to all real estate vested in each of the constituent corporations shall not revert or be in any way impaired by reason of the AMM Holdings Merger, but shall be vested in AMM Holdings; and all rights of creditors of each of the constituent corporations shall not in any manner be impaired, nor shall any liability or obligation, including (without limitation) taxes due or to become due, or any claims or demand in any cause existing against any of the constituent corporations, or director or officer thereof, be released or impaired by the AMM Holdings Merger; and AMM Holdings shall be deemed to have assumed, as the surviving corporation, and shall be liable for, all liabilities and obligations of each of the constituent corporations in the same manner and to the same extent as if AMM Holdings, as the surviving corporation, had itself incurred such liabilities or obligations, including without limitation the obligations under the AMM Redemption Note and the Textek Note. Without limiting the generality of the foregoing, any and all fees and franchise taxes due and unpaid by Textek to the State of Texas (or any of its governmental authorities) through the AMM Holdings Merger Effective Time shall be the obligation of, and paid by, AMM Holdings as the surviving corporation of the AMM Holdings Merger.

             (iv) Surviving Corporation. The name of the surviving corporation, upon effectiveness of the AMM Holdings Merger, shall be AMM Holdings, Inc. The Certificate of Incorporation of AMM Holdings shall be the Certificate of Incorporation of AMM Holdings, as the surviving corporation of the AMM Holdings Merger. The By-laws of AMM Holdings shall be By-laws of AMM Holdings, as the surviving corporation of the AMM Holdings Merger. The directors and officers of AMM Holdings, as the surviving corporation of the AMM Holdings Merger, shall be as follows: the directors shall be G. Votis and Schiele and the officers shall be as set forth below, in each case to hold office in accordance with the Certificate of Incorporation and By-laws of AMM Holdings, as the surviving corporation of the AMM Holdings Merger.

              Name                                      Office
              ----                                      ------
         George T. Votis                    Chairman, Chief Executive Officer,
                                            Treasurer and Assistant Secretary
         Charles B. Schiele                 President and Assistant Secretary

                                       5



         Phyllis C. Best                    Chief Financial Officer and Secretary
         Michael N. Red                     Senior Vice President, Marketing
         T. Michael Bauer                   Executive Vice President,
                                            Eastern Operations and U.K.
         Walter J. Masnyk                   Executive Vice President, Western Operations
         Jeoffrey A. de Rohan               Executive Vice President, Cosmetics
         Robert T. Parkey                   Executive Vice President, Oral Care
         Jean-Jacques de Boissieu           Executive Vice President, France and Portugal
         Mogens Andersen                    Vice President, Germany
         Richard L. Welton                  Assistant Secretary

         (b) Anchor.

             (i) Merger. In accordance with the provisions of this Agreement and Sections 263 and 264 of the Delaware Statute at the Anchor Merger Effective Time (as hereinafter defined) (A) Moll LP and German Parent shall be merged with and into Anchor, (B) the separate existence of Moll LP and German Parent shall thereupon cease, and (C) Anchor shall continue to exist and shall be the surviving corporation in the merger (the "Anchor Merger").

             (ii) Effective Time. The Anchor Merger shall become effective on the date that a Certificate of Merger, in substantially the form of Exhibit C hereto (the "Anchor Merger Certificate") is filed with the Secretary of State of Delaware as provided in Sections 263 and 264 of the Delaware Statute or on such subsequent date as is set forth in the Anchor Merger Certificate (the "Anchor Merger Effective Time"). Anchor, the surviving corporation, agrees to execute and deliver the Anchor Merger Certificate simultaneously herewith and to cause the Anchor Merger Certificate to be filed promptly hereafter, together with the AMM Holdings Merger Certificate. For purposes of this Agreement, the "Effective Time" shall mean that moment in time when both the AMM Holdings Effective Time and the Anchor Merger Effective Time shall have occurred.

             (iii) Effect of the Anchor Merger. At and after the Anchor Merger Effective Time, Anchor, as the surviving corporation, shall possess all of the estate, property, rights, privileges, powers and franchises of each of the constituent corporations; and all of the property, real, personal and mixed, and all the debts due on whatever account to each of the constituent corporations, as well as all other choses in action belonging to each of the constituent corporations, shall be transferred to and vested in Anchor without further act or deed, and all claims, demands, property and other interest shall be the property of Anchor, and the title to all real estate vested in each of the constituent corporations shall not revert or be in any way impaired by reason of the Anchor Merger, but shall be vested in Anchor; and all rights of creditors of each of the constituent corporations shall not in any manner be impaired, nor shall any liability or obligation, including (without limitation) taxes due or to become due, or any claims or demand in any cause existing against any of the constituent corporations, or director or officer thereof, be released or impaired by the Anchor Merger; and Anchor shall be deemed to have assumed, as the surviving corporation, and shall be liable for, all liabilities and obligations of each of the constituent corporations in the same manner and to the same extent as if Anchor, as the surviving corporation, had itself incurred such liabilities or obligations, including without limitation the obligations under the First Redemption Note.

                  (iv) Surviving Corporation. The name of the surviving corporation, upon effectiveness of the Anchor Merger, shall be Moll Industries, Inc. The Certificate of Incorporation of Anchor shall be the Certificate of Incorporation of Moll Industries, Inc., as the surviving corporation of the Anchor Merger. The By-laws of Anchor shall be By-laws of Moll Industries, Inc., as the surviving corporation of the Anchor Merger. The directors and officers of Moll Industries, Inc., as the surviving corporation of the Anchor Merger, shall be as follows: the directors shall be G. Votis and Schiele and the officers shall be as set forth below, in each case to hold office in accordance with the Certificate of Incorporation and By-laws of Moll Industries, Inc., as the surviving corporation of the Anchor Merger:

              Name                                      Office
              ----                                      ------
         George T. Votis                    Chairman, Chief Executive Officer,
                                            Treasurer and Assistant Secretary
         Charles B. Schiele                 President and Assistant Secretary
         Phyllis C. Best                    Chief Financial Officer and Secretary
         Michael N. Red                     Senior Vice President, Marketing
         T. Michael Bauer                   Executive Vice President, Eastern Operations and U.K.
         Walter J. Masnyk                   Executive Vice President, Western Operations
         Jeoffrey A. de Rohan               Executive Vice President, Cosmetics
         Robert T. Parkey                   Executive Vice President, Oral Care
         Jean-Jacques de Boissieu           Executive Vice President, France and Portugal
         Mogens Andersen                    Vice President, Germany
         Richard L. Welton                  Assistant Secretary

         4.  Events Upon the Effective Time.

         (a) Conversion. At the Effective Time, the equity interest held by any party to this Agreement in Moll LP or AMM Holdings shall automatically be canceled and retired and shall cease to exist by virtue of the Anchor Merger, the AMM Holdings Merger (collectively, the "Mergers") and the Reorganization and without any action on behalf of Moll LP or AMM Holdings or the holder thereof and such equity interest shall be converted effective as of the

Effective Time into the shares of common stock, $.01 par value, of AMM Holdings as set forth on Exhibit D hereto.

         (b) Contribution to AMM Holdings, LLC. Each of the AMM Holdings stockholders set forth on Exhibit D hereby contribute all of their capital stock in AMM Holdings to AMM Holdings, LLC in accordance with the AMM Holdings, LLC Limited Liability Company Agreement attached hereto as Exhibit E.

         5.  Miscellaneous.

         (a) Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with, and governed by, the internal laws of the State of Delaware.

         (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by telecopier, and each telecopied counterpart shall have the same force and effect as an original signed counterpart.


                   [Signatures appear on the following pages.]

         IN WITNESS WHEREOF, and under seal, the parties hereto have executed this Agreement and Plan of Distribution, Contribution and Merger as of the day and year first above written.


                             MOLL PLASTICRAFTERS LIMITED PARTNERSHIP, by TEXTEK PLASTICS, INC., its sole general partner


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO


                             MOLL PLASTICRAFTERS, INC. (DEL)


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO


                             MONTERO, INC.


                             By:  /s/ John Moravec
                                  --------------------


                             TEXTEK PLASTICS, INC.


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO


                             AMM HOLDINGS, INC.


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO

                             ANCHOR ADVANCED PRODUCTS, INC.


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO

                             ANCHOR HOLDINGS, INC.


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, CEO


                             MOLL INDUSTRIES, LLC


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, Manager


                             MOLL PLASTICS SARL


                             By:  /s/ George T. Votis
                                  --------------------


                             MOLL INDUSTRIES GERMANY, LLC


                             By:  /s/ George T. Votis
                                  --------------------
                                  George T. Votis, Manager


                             /s/ George T. Votis
                             --------------------
                             George T. Votis

                             /s/ Charles B. Schiele
                             ----------------------
                             Charles B. Schiele

                             /s/ Anastasios Votis
                             --------------------
                             Anastasios Votis

                                  S&R FOWNES CORP.



                                  By: /s/ Richard Fownes
                                      -------------------------
                                      Richard Fownes, President



                                  /s/ Richard P. Fackler
                                  -------------------------
                                  Richard P. Fackler



                                  /s/ John Moravec
                                  -------------------------
                                  John Moravec



                                  /s/ Grant Wilson
                                  -------------------------
                                  Grant Wilson



                                  /s/ William DeBrule
                                  -------------------------
                                  William DeBrule



                                  /s/ Yehochai Schneider
                                  -------------------------
                                  Yehochai Schneider

         Pursuant to Section 1 of the foregoing Agreement and Plan of Distribution, Contribution and Merger and further pursuant to Section 8.03 of the Reliance LP Agreement, RPI, as the general partner of Reliance LP, hereby consents to the Reliance LP Spin-Off to MPI and Montero, and by their respective signatures below, MPI and Montero agree to be bound by the Reliance LP Agreement.


                                           RELIANCE PRODUCTS, INC.



                                           By: /s/ George T. Votis
                                               --------------------
                                               George T. Votis, CEO


                                           MOLL PLASTICRAFTERS, INC. (DEL)


                                           By: /s/ George T. Votis
                                               --------------------
                                               George T. Votis, CEO


                                           MONTERO, INC.



                                           By: /s/ John Moravec
                                               --------------------

Exhibit A         AMM Holdings Merger Certificate
Exhibit B         AMM Holdings Merger Articles
Exhibit C         Anchor Merger Certificate
Exhibit D         AMM Holdings Stockholders
Exhibit E         AMM Holdings, LLC Limited Liability Company Agreement